Exhibit 99.1  Order granting in part and denying in part Motion for Attorneys’ Fees and Costs

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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ESQUIRE TRADE & FINANCE, INC. and                                                                                     :
INVESTCOR LLC,                                                                           :
:           03 Civ. 9650 (SC)
Plaintiffs,                                                                           :
:
v.                                                                      :           ORDER GRANTING IN
:           PART AND DENYING IN
CBQ, INC.,                                                                           :           PART MOTION FOR
:           ATTORNEYS’ FEES AND
Defendant.                                                                           :           COSTS
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I. INTRODUCTION

Plaintiffs Esquire Trade & Finance, Inc., and Investcor, LLC, ("Plaintiffs") filed this action for breach of contract on December 4, 2003. Docket No. 1 ("Compl."). Plaintiffs filed a First Amended Complaint on June 7, 2004, Docket No. 14 ("FAC"), and a Second Amended Complaint on February 24, 2005, Docket No. 24 ("SAC"). The trial in this case commenced on October 13, 2009. On November 5, 2009, the Court issued its findings of fact and conclusions of law. Docket No. 108 ("FFCOL"). The Court concluded that Plaintiffs could not prevail on their breach of contract causes of action against Defendant CBQ, Inc. ("Defendant" or "CBQ"), and that Plaintiffs did not show that CBQ was unjustly enriched. Id. at 11. On November 16, 2009, CBQ filed a Motion for Reasonable Attorneys' Fees and Costs. Docket

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No. 110 ("Motion"). Plaintiffs filed an Opposition and Defendant submitted a Reply. Docket Nos. 112, 116. For the reasons stated below, Defendant’s Motion is GRANTED IN PART and DENIED IN PART.

II. LEGAL STANDARD

"Under the general rule in New York, attorneys' fees . . . may not be awarded to the prevailing party unless authorized by agreement between the parties, statute, or court rule." Oscar Gruss & Son. Inc. v. Hollander, 337 F.3d 186, 199 (2d Cir. 2003). "[P]arties may agree by contract to permit recovery of attorneys' fees, and a federal court will enforce contractual rights to attorneys' fees if the contract is valid under applicable state law." McGuire v. Russell Miller, Inc., 1 F.3d 1306, 1313 (2d Cir. 1993); see also Alland v. Consumers Credit Corp., 476 F.2d 951, 956 (2d Cir. 1973).

III. DISCUSSION

A.	The Escrow Agreement

Plaintiffs' lawsuit was based on the terms of an Escrow Agreement. Paragraph 1.6 of the Escrow Agreement provides: Law Governing this Agreement: This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by any party against the other concerning the transactions contemplated by this Agreement shall be

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brought only in the state courts of New York or in the federal courts located in the city and state of New York. The parties waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. Akerman Aff. Ex. A ("Escrow Agreement") 1.6.1

1 Nathaniel H. Akerman, attorney for Defendant, filed an Affidavit in support of the Motion for Reasonable Attorneys' Fees and Costs.

After a two-day bench trial, the Court found that "Plaintiffs cannot prevail on their breach of contract causes of action against CBQ" and that "Plaintiffs have not shown CBQ was unjustly enriched." FFCOL at 11. A defendant can be a prevailing party when it successfully defends against a plaintiff's lawsuit. 23 East 83 Corp. V. 83rd St. Assocs., 624 N.Y.S.2d 125, 125 (1st Dep't 1995). Here, CBQ is the prevailing party because it successfully defended against Plaintiffs' claims. In their Opposition, Plaintiffs do not contest that, under the terms of the Escrow Agreement, CBQ is entitled to recover from Plaintiffs its reasonable attorneys' fees and costs. The Court finds that CBQ is entitled to such an award.

B. Reasonable Attorneys' Fees and Costs

CBQ initially requested $255,516.28 in fees and costs. Mot. at 1. In support of their Motion, CBQ sent the Court redacted versions of legal bills from Kalbian Hagerty LLP and Dorsey &

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Whitney LLP. Akerman Aff. Exs. C, D. CBQ also submitted travel and expense reports relating to costs for Howard Ullman. Id. Ex. F. For the purpose of determining whether the incurred fees and costs were reasonable, the Court requested unredacted versions of the attorney bills for in camera review. Having reviewed the bills, the Court notes that CBQ was unable to locate, and has not submitted to the Court, Kalbian Hagerty's first bill for $27,905.39. Because the Court has no basis to determine if those charges were reasonable, the Court declines to award CBQ those fees.

Having reviewed all of the other unredacted bills, the Court finds that the charges are reasonable. This case was commenced by Plaintiffs on December 4, 2003, and the itemized charges correspond to the major developments in this case, as reflected on the docket sheet, and based on the Court's experience of the two-day trial in November 2009. In their Opposition, Plaintiffs have not contested the hourly rates of the attorneys or the number of hours worked. Furthermore, Defendant contends that Plaintiffs spent nearly twice as much as CBQ on attorneys' fees, and in their Opposition, Plaintiffs do not dispute this contention.

Plaintiffs draw attention to one bill for "General Corporate Matters" that appears to have nothing to do with this litigation. Opp'n at 1. In its Reply, CBQ agrees to withdraw that bill for

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$813.70 from consideration. Reply at 5. Plaintiffs also challenge Defendant's Lexis and Westlaw charges. Opp'n at 1. However, in the Second Circuit, charges for online research can be included in a fee award. See Arbor Hill Concerned Citizens Neighborhood Ass'n v. County of Albany, 369 F.3d 91, 98 (2d Cir. 2004).

Plaintiffs object that they cannot determine the reasonableness of CBQ's fees because the bills have been redacted. Opp'n at 2. None of the cases cited by Plaintiffs in their Opposition stand for the proposition that CBQ must provide Plaintiffs with unredacted versions of the bills. Litigants are permitted to submit redacted versions of attorney bills to safeguard information protected by the attorney-client privilege. See Teich v. Teich, 665 N.Y.S.2d 859, 859 (1st Dep't 1997); Powers v. British Vita, P.L.C., 1993 WL 37504, at *2 (S.D.N.Y. 1993). Having reviewed the unredacted versions submitted to the Court for in camera review, the Court finds that –- with the exception of the missing bill –- the fees charged were reasonable.
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IV. CONCLUSION

For the reasons stated above, the Court GRANTS IN PART and DENIES IN PART Defendant CBQ, Inc.'s Motion for Reasonable Attorneys' Fees and Costs. As the prevailing party, and in accordance with the terms of the Escrow Agreement, Defendant CBQ, Inc., is entitled to an award of attorneys' fees and costs. Plaintiffs Esquire Trade & Finance, Inc., and Investcor, LLC, are directed to pay Defendant, CBQ, Inc., $226,797.19 in attorneys' fees and costs.

IT IS SO ORDERED.
Dated: January 20, 2010
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UNITED STATES DISTRICT JUDGE

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